Exhibit 99(n2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our report dated February 28, 2007 on Alternative Investment Partners Absolute Return Fund, which is incorporated by reference in this Registration Statement (Form N-2 Nos. 333-140821 and 811-21767).

ERNST & YOUNG LLP

New York, New York

April 27, 2007